I-trax Contact:	PR Contact:
Janice MacKenzie	Karen Higgins
I-trax, Inc.	Sagefrog Marketing
(610) 459-2405 x109	(610) 831-5723
jlmackenzie@i-trax.com	karenh@sagefrog.com

FOR IMMEDIATE RELEASE

I-TRAX ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS
Revenue Growth of 18.6% to Record $31.4 Million

CHADDS FORD, PA, February 16, 2006 -- I-trax, Inc. (Amex: DMX), a leading provider of integrated health and productivity management, today reported financial results for the fourth quarter and fiscal year ended December 31, 2005.

Fourth Quarter Results

For the quarter ended December 31, 2005, I-trax reported net income of $0.7 million compared to $0.5 million in last year’s fourth quarter. Fourth quarter net income attributable to common stockholders was $0.3 million, or $.01 per share, compared to a net loss attributable to common stockholders of $(0.1) million, or $(0.0) per share, reported in last year’s fourth quarter. Fourth quarter revenue was $31.4 million, up $5.0 million, or 18.6%, from the $26.4 million reported in last year’s fourth quarter. Favorable terminations of loss contracts contributed $0.4 million to revenue and net income in the fourth quarter of 2005.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the quarter were $1.9 million, versus $1.7 million for the comparable quarter of 2004. The fourth quarter operating profit was $1.0 million, versus $0.7 million in the same period last year.

I-trax had a total of 193 facilities in operation on December 31, 2005 compared to 185 on September 30, 2005 and 177 on December 31, 2004.

2005 Year End Results

For the year ended December 31, 2005, the company reported a net loss of $(14.1) million compared to a net loss of $(3.9) million last year. For the year ended December 31, 2005, net loss attributable to common stockholders was $(16.1) million or $(0.54) per share compared to a net loss attributable to common stockholders of $(21.6) million, or $(0.96) per share reported for the year ended December 31, 2004. Excluding charges of $13.9 million related to a restructuring of operations in the second quarter, I-trax’s net loss for 2005 was $(0.2) million. I-trax reported revenue of $115.9 million for the year ended December 31, 2005 versus pro forma results of $99.8 million for the comparable period of 2004.

EBITDA for the year ended December 31, 2005 was $(9.6) million compared to $1.3 million for the year ended December 31, 2004. Excluding charges associated with the restructuring, EBITDA for 2005 was $4.3 million.

I-trax, Inc.
February 16, 2006

Commenting on these results, Frank A. Martin, chairman, stated, “We are very pleased with our fourth quarter and full year results.  We achieved record revenue again this quarter, helped in part by seasonal factors such as flu vaccine programs and continuing positive effects from our second quarter restructuring.  Revenue in the fourth quarter increased by $2.5 million over the third quarter and our gross margin improved to 24.4%. Our general and administrative expenses for the same period increased by $0.2 million but declined as a percentage of revenue from 19.8% and 19.1% in the fourth quarter of 2004 and in the third quarter 2005, respectively, to 18.4%. We continue to see strong growth in our core business and we are committed to investing in new products and technology infrastructure to gain operational leverage and maintain our leadership position in the industry.”

Cash Flow and Balance Sheet

Cash provided by operations during the fourth quarter was $3.7 million. Cash and cash equivalents increased during the year by $1.6 million, reflecting cash from operations of $3.8 million and cash from financing activities of $0.5 million (primarily use of the company’s credit facility), net of cash used for investment activities of $2.7 million. Investments were mainly for property, plant and equipment, as well as for capitalized software development costs (subsequently impaired in the second quarter restructuring). On December 31, 2005, I-trax had cash of $5.4 million and debt of $8.6 million, compared with $3.8 million and $8.3 million, respectively, at the end of 2004.

Conference Call

I-trax will host a conference call at 4:30 p.m. EST today. During the call, Frank A. Martin, chairman, R. Dixon Thayer, chief executive officer, Dr. Raymond J. Fabius, president and chief medical officer, and David R. Bock, chief financial officer, will discuss the company’s financial results. The telephone number for the conference call is (888) 202-2422. Investors may also listen to the conference call on I-trax’s web site www.i-trax.com by selecting the conference link on the Investor Information page.

Investors may access an encore recording of the conference call for one week by calling (888) 203-1112, Conference Passcode: 5214019. The encore recording will be available two hours after the conference call concludes. Investors may also access a recording of this call on I-trax’s web site.

Non-GAAP Financial Measures

The company makes use of non-GAAP financial measures. Adjusted net income/(loss) (net income excluding restructuring-related activities) and EBITDA (earnings before interest, taxes, depreciation and amortization) are not recognized terms under generally accepted accounting principles, or “GAAP,” and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. The company believes EBITDA is a useful operating performance indicator. A reconciliation of adjusted net income/(loss), EBITDA and EBITDA, excluding restructuring-related activities to net income/(loss) appears at the end of this release.

About I-trax

I-trax is the leading provider of integrated workplace health and productivity management solutions. Serving nearly 100 clients at over 190 locations nationwide, I-trax offers a broad spectrum of on-site, disease management and wellness services including primary care, pharmacy, occupational and corporate health. I-trax provides a comprehensive solution utilizing telephonic and e-health tools to enhance the trusted relationship established by our clinicians at the worksite. I-trax is focused on making the workplace safe, helping companies achieve employer of choice status, reducing costs while improving the quality of care received and the productivity of the workforce. For more information, visit www.i-trax.com.

I-trax, Inc.
February 16, 2006

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and assumptions, which involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ, possibly materially from those expressed in such statements. The important factors include, but are not limited to: demand for the company’s products and services and the company’s ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; and the company’s ability to renew and maintain contracts with existing customers under existing terms. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax are described in greater detail in I-trax's filings with the Securities and Exchange Commission.

Attached: Balance sheet, quarterly and year-to-date income statements, reconciliations of non-GAAP financial measures and pro forma year-to-date income statement.

I-trax, Inc.
February 16, 2006

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	December 31, 2005	December 31, 2004
Assets
Current assets
Cash and cash equivalents	$5,386	$3,805
Accounts receivable, net	18,399	14,525
Other current assets	1,899	3,176
Total current assets	25,684	21,506

Property, plant and equipment, net	4,042	6,719
Intangible assets, net	72,125	84,432
Other assets	41	61

Total assets	$101,892	$112,718

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$8,069	$6,118
Other accruals and liabilities	20,682	15,362
Total current liabilities	28,751	21,480

Other long term liabilities	10,978	19,475
Total liabilities	39,729	40,955

Stockholders' equity
Preferred stock $0.001 par value, 2,000,000 shares authorized, 853,039 and 1,070,283 issued and outstanding, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized, 32,818,955 and 26,226,818 shares issued and outstanding, respectively	32	25
Paid in capital	134,864	130,399
Retained earnings	(72,734)	(58,662)
Total stockholders' equity	62,163	71,763

Total liabilities and stockholders' equity	$101,892	$112,718

I-trax, Inc.
February 16, 2006

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except share data)

	Three months ended December 31		Year ended December 31
	2005	2004	2005	2004

Net revenue	$31,359	$26,435	$115,887	$76,402

Costs and expenses:
Operating expenses	23,714	19,521	88,457	58,151
Impairment of long-lived assets	-	-	12,470	-
Provision for loss contracts	-	-	663	-
Restructuring expenses	-	-	783	-
General and administrative expenses	5,767	5,243	23,130	16,585
Depreciation and amortization	876	977	3,616	3,866
Total costs and expenses	30,357	25,741	129,119	78,602

Operating profit/(loss)	1,002	694	(13,232)	(2,200)

Interest	55	102	454	1,002
Amortization of financing costs	57	73	239	132
Other	-	-	-	350
Income/(loss) before provision for income taxes	890	519	(13,925)	(3,684)

(Benefit from)/provision for income taxes	141	2	147	253

Net income/(loss)	749	517	(14,072)	(3,937)

Less preferred stock dividend	(489)	(596)	(2,049)	(1,878)

Less deemed dividends applicable to preferred stockholders	-	-	-	(15,820)

Net income/(loss) attributable to common stockholders	260	(79)	(16,121)	(21,635)

Weighted average shares
Basic	31,430,095	24,996,143	29,716,114	22,466,262
Diluted	41,412,283	24,996,143	29,716,114	22,466,262

Earnings/(loss) per common share, basic
Basic	$0.01	$(0.00)	$(0.54)	$(0.96)
Diluted	$0.01	$(0.00)	$(0.54)	$(0.96)

Reconciliation of net income/(loss) to EBITDA

Net income/(loss)	$749	$517	$(14,072)	$(3,937)
Add: Depreciation and amortization	933	1,050	3,855	3,998
Add: (Benefit from)/provision for income taxes	141	2	147	253
Add: Interest	55	102	454	1,002
EBITDA	$1,878	$1,671	$(9,616)	$1,316

Impairment of long-lived assets	-	-	12,470	-
Provision for loss contracts	-	-	663	-
Restructuring expenses	-	-	783	-
EBITDA, excluding restructuring-related activities	$1,878	$1,671	$4,300	$1,316

Reconciliation of net income/(loss)
to adjusted net income/(loss)

Net income/(loss) attributable to common stockholders	$749	$517	$(14,072)	$(3,937)
Impairment of long-lived assets	-	-	12,470	-
Provision for loss contracts	-	-	663	-
Restructuring expenses	-	-	783	-
Adjusted net income/(loss)	$749	$517	$(156)	$(3,937)

I-trax, Inc.
February 16, 2006

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except share data)

	Years ended December 31,
	2005	2004
		(pro forma)

Net revenue	$115,887	$99,757

Costs and expenses:
Operating expenses	88,457	76,180
Impairment of long-lived assets	12,470	-
Provision for loss contracts	663	-
Restructuring Expenses	783	-
General and administrative expenses	23,130	19,647 (1)
Depreciation and amortization	3,616	4,689 (2)
Total costs and expenses	129,119	100,516

Operating loss	(13,232)	(759)

Interest	454	1,153 (3)
Amortization of financing costs	239	132
Other	-	350
Loss before provision for income taxes	(13,925)	(2,394)

Provision for income taxes	147	253

Net loss	(14,072)	(2,647)

Less preferred stock dividend	(2,049)	(1,878)

Less deemed dividends applicable to preferred stockholders	-	-

Net income/(loss) attributable to common stockholders	(16,121)	(4,525)

Weighted average shares
Basic and diluted	29,716,114	24,603,248

Earnings/(loss) per common share, basic
Basic and diluted	$(0.54)	$(0.18)

Reconciliation of operating loss to EBITDA

Net loss	$(14,072)	$(2,647)
Add: Depreciation and amortization	3,855	4,821
Add: Provision for income taxes	147	253
Add: Interest	454	1,153
EBITDA	$(9,616)	$3,580

(1)Includes pro forma adjustment to exclude $2,770 for transaction costs expensed in the period
(2)Includes pro forma adjustment to include $435 for amortization of CHD Meridian intangibles
(3)Includes pro forma adjustment to include $180 for interest on credit facility used to fund a portion of the acquisition of CHD Meridian